UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 16, 2005

EXPRESS SYSTEMS CORPORATION.

(Exact name of registrant as specified in its charter)

Nevada	333-107002	91-1918324
(State or other jurisdiction of Incorporation)	(Commission File Number	(IRS Employer Identification No.)

114 West Magnolia Street #446 Bellingham WA	98225
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	800-661-7830

(Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

On March 16, 2005, the Company appointed a new Chief Executive Officer, Mr. Randle Barrington-Foote. Mr. Barrington-Foote will move to the position of Chief Executive Officer effective immediately. Also, the Company increased the number of board members to 5 and appointed 3 new board members to its board of directors; Mr. Randle Barrington-Foote, Mr. Richard Brown and Mr. Steven A. Sanders. Mr. Brown will also fill the role of principal financial officer.

Subsequent to the appointment of the three new board members and the appointing of new officers for the Company, the Board of Directors accepted the resignation of Mr. Lawrence Rosenblat and Mr. Fran Bauer. Mr. Rosenblat also resigned all of his positions as an officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Express Systems Corporation.
Date: March 21, 2005	By: /s/Randle Barrington-Foote
Randle Barrington-Foote President